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News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact     Naveed Mughal, (812) 491-4916, nmughal@vectren.com
Media Contact         Chase Kelley, (812) 491-4128, kckelley@vectren.com

FOR IMMEDIATE RELEASE

Feb. 22, 2016

Vectren Corporation Reports 2015 Results
Affirms 2016 Guidance

Evansville, Ind. - Vectren Corporation (NYSE:VVC) today reported net income for the year ended Dec. 31, 2015 of $197.3 million, or $2.39 per share, compared to net income of $188.0 million, or $2.28 per share, excluding the results of Coal Mining, in 2014. The 2014 results exclude the results of Coal Mining as the company sold its wholly owned coal mining subsidiary, Vectren Fuels, in Aug. 2014. Consolidated results, as reported, for year ended Dec. 31, 2014, were net income of $166.9 million, or $2.02 per share.

Summary and highlights of results

•	Utility Group earnings were $160.9 million, or $1.95 per share, in 2015, compared to $148.4 million, or $1.80 per share, in 2014.

•
Nonutility Group earnings were $36.3 million, or $0.44 per share, in 2015 compared to $39.1 million in 2014, or $0.47 per share. The 2014 results exclude the results of Coal Mining. Reported results for the Nonutility Group were earnings of $18.0 million in 2014.

•	Fourth quarter 2015 consolidated net income was $65.2 million, or $0.79 per share, compared to $56.2 million, or $0.68 per share, in the fourth quarter of 2014.

“Our utility operation continues to show very strong results, driven largely by our gas infrastructure investment programs and our focus on cost control,” said Carl Chapman, Vectren’s chairman, president and CEO. “Our Energy Services business performed well as evidenced by a strong improvement in operating results this year. Infrastructure Services’ distribution operation also contributed nicely for the year as the strong demand for distribution infrastructure replacement continues.”

“On the other hand, and as we discussed throughout 2015, Infrastructure Services’ transmission operation is challenged by sustained low oil prices which are causing increased competition and lower margins for transmission pipeline maintenance work, our core focus. The first half of 2016 will be a challenge for that part of our business, but we remain confident in the long term outlook as new pipeline projects are scheduled to get underway later this year, lessening the competition for maintenance work.”

“Overall, we feel very good about our ability to execute on our goals for 2016 and longer term. Our utility operation is well positioned to continue to earn its allowed return given the regulatory environment in both Indiana and Ohio, as well as our

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commitment to cost management. And the nonutility group is focused on taking advantage of the opportunities that exist in the energy infrastructure and services markets. In particular, we expect that the large number of pipeline projects to be built starting later this year and into 2018 should improve the market dynamics in Infrastructure Services’ transmission business. As a result, we are affirming the overall guidance we initially announced in November of 2015,” said Chapman.

2016 earnings guidance affirmed

The company affirms the previously announced 2016 consolidated earnings guidance range of $2.45 to $2.65 per share. The company also continues to expect 2016 Utility Group earnings to be within a range of $1.95 to $2.05 per share and the Nonutility Group earnings within a range of $0.50 to $0.60 per share.

Guidance ranges are based on assumptions and information currently available, but changes in these assumptions or other circumstances could materially impact earnings and result in earnings for 2016 significantly above or below this guidance. These targeted ranges are subject to such factors discussed below under "Forward-Looking Statements".

Utility Group discussion

The Utility Group consists of the company’s regulated utility operations and other operations that provide information technology and other support services to those regulated operations. The company segregates its regulated utility operations between a Gas Utility Services operating segment and an Electric Utility Services operating segment. The Gas Utility Services segment provides natural gas distribution and transportation services to nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west-central area. The Electric Utility Services segment provides electric transmission and distribution services to southwestern Indiana and includes its power generating and wholesale power operations. The Utility Group also earns a return on shared assets, such as customer billing systems and the customer contact center, used by the company’s utility operations.

For the year ended Dec. 31, 2015, Utility Group earnings were $160.9 million, compared to $148.4 million in 2014. In the fourth quarter of 2015, the Utility Group earnings were $46.6 million, compared to $39.8 million in 2014. The improved 2015 results in the quarter and for the year were primarily driven by returns earned on the Indiana and Ohio infrastructure replacement programs offset somewhat by a decrease in electric margin primarily due to the favorable impacts of weather in the fourth quarter of 2014. Decreases in operating expenses related to performance-based compensation and the timing of power plant maintenance costs also favorably impacted earnings, as did increased research and development tax credits for certain qualifying information technology assets.

Gas Utility Services
The Gas Utility Services operating segment earned $64.4 million during the year ended Dec. 31, 2015, compared to $57.0 million in 2014. During the fourth quarter of 2015, Gas Utility Services earned $23.9 million, compared to $23.1 million in 2014. The improved results in 2015, including the quarter, were due to increased returns on the Indiana and Ohio infrastructure replacement programs as the investment in those programs continues to increase. Increased earnings in 2015 also resulted from growth in small customer count and a decrease in performance-based compensation expense. These increases were somewhat offset by the unfavorable impacts of weather on our Ohio business in the quarter and annual periods of 2015, as well as a weather related decrease in large customer usage during the fourth quarter of 2015 compared to 2014.

Following is more detailed information related to the earnings from Gas Utility Services. Identified items are presented after the impact of income taxes.

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(millions)	Quarter End	Annual
2014 Gas Utility Earnings	$23.1	$57.0

Gas Infrastructure replacement programs	2.2	6.1
Weather impact on small customer usage in Ohio	(0.4)	(0.5)
Large customer usage	(0.7)	0.3
Small customer count growth	0.2	0.9
Performance-based compensation expense	0.3	1.2
All other	(0.8)	(0.6)
	0.8	7.4

2015 Gas Utility Earnings	$23.9	$64.4

Electric Utility Services
The Electric Utility Services operating segment earned $82.6 million during 2015, compared to $79.7 million in 2014. During the 2015 fourth quarter, Electric Utility Services earned $15.6 million, compared to $13.8 million in 2014. Results in 2014 reflected the favorable impact of weather on retail electric margin, which management estimated the after tax impact to be approximately $2.2 million for all of 2014 and $2.4 million for the fourth quarter of 2014. Lower operating expenses in 2015 driven primarily by decreases in power plant maintenance costs and performance-based compensation expense, favorably impacted earnings in both the quarter and the year.

Following is more detailed information related to the earnings from Electric Utility Services. Identified items are presented after the impact of income taxes.

(millions)	Quarter End	Annual
2014 Electric Utility Earnings	$13.8	$79.7

2014 weather impact on small customer usage	(2.4)	(2.2)
Performance-based compensation expense	0.4	1.1
2014 scheduled power plant maintenance expense	3.8	4.2
All other	—	(0.2)
	1.8	2.9

2015 Electric Utility Earnings	$15.6	$82.6

Other Operations
The Utility Group also earns a return on shared assets through currently approved rates as if portions of the assets were in the rate base of each utility. Such shared assets include customer billing systems and the customer contact center, as examples. In 2015, earnings from these operations were $13.9 million, compared to $11.7 million in 2014. Earnings in the fourth quarter were $7.1 million in 2015 compared to $2.9 million in 2014. The increase in earnings, primarily in the fourth quarter, was driven by a lower effective income tax rate in 2015, from increased research and development tax credits for certain qualifying information technology assets. Approximately $3.5 million of this increase was related to research and development tax credits for prior periods as the Internal Revenue Service recently issued guidance that provided clarification of internal-use software that qualifies for the credit.

Nonutility Group discussion

All amounts included in this section are after tax. Results reported by business group are net of corporate expenses allocated to the Nonutility Group.

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In 2015, Nonutility Group earnings were of $36.3 million, compared to earnings of $39.1 million in 2014. Fourth quarter 2015 earnings from the Nonutility Group were $18.1 million compared to $16.6 million in 2014. The 2014 results exclude Coal Mining. Reported results in 2014 for the Nonutility Group were earnings of $18.0 million.

Infrastructure Services
Infrastructure Services provides underground pipeline construction and repair services through wholly owned subsidiaries Miller Pipeline, LLC and Minnesota Limited, LLC.

Results from Infrastructure Services’ operations for the year ended Dec. 31, 2015, were earnings of $29.7 million, compared to earnings of $43.1 million in 2014. During the fourth quarter, earnings from Infrastructure Services were $10.1 million, compared to earnings of $15.5 million in 2014.

The distribution portion of the infrastructure operation is performing very well as evidenced by record revenue in 2015 as gas utilities across the country continue to make significant investments in their gas infrastructure systems. The lower than expected results from the transmission portion of the business were due largely to lower margin on awarded transmission contracts, as well as a significant transmission maintenance project not being renewed. That segment of transmission integrity work that was bid but not renewed is reflective of a more competitive environment. Other contractors are adjusting crews and work load in the current low oil price environment as some large gas and oil exploration projects have been canceled or delayed. Those contractors began competing more intensely in the maintenance market, resulting in fewer projects awarded to Infrastructure Services and lower margins on projects won. The strong and growing demand in the distribution services business and its very strong annual results helped offset some of the decline in transmission services' results. The growth trend in the distribution services business is expected to continue as utilities expand their infrastructure replacement programs. Finally, the fundamental business model related to the long cycle of repair and maintenance work in the transmission sector remains unchanged as the demand remains high due to aging infrastructure and evolving safety and reliability regulations. Total Infrastructure Services gross revenues in 2015 were $843 million compared to gross revenues of $779 million in 2014.

At Dec. 31, 2015, Infrastructure Services had an estimated backlog of blanket contracts of $475 million and bid contracts of $190 million, for a total backlog of $665 million. The estimated backlog at Dec. 31, 2014 was $500 million for blanket contracts and $125 million for bid contracts, for a total of $625 million.

The long-term outlook for construction activity remains strong as utilities, municipalities and pipeline operators repair and replace aging natural gas and oil pipelines and related infrastructure and as pipeline operators construct new pipelines due to the continued significant demand for shale gas and oil infrastructure. The recent drop in oil prices has resulted in some production cuts that have been predominately related to the drilling of new wells. There are significant new pipe projects totaling over 14,000 miles already announced for 2016-2018 that are expected to absorb resources and equipment. The result should be a gradual decrease in competition for pipe maintenance work and an increase in margins. Pipelines are still being built for producing wells and, as such, the demand for this work is still strong. While the drop in oil prices could have greater impact if prices do not rebound, the mix of activity should improve and the long-term trends remain positive.

Energy Services
Energy Services provides energy performance contracting and sustainable infrastructure, such as distributed generation, renewables, and combined heat and power projects through its wholly owned subsidiary Energy Systems Group, LLC (ESG).

Results from Energy Services’ operations for the year ended Dec. 31, 2015, were earnings of $7.3 million in 2015, compared to a loss of ($3.2) million in 2014. During the fourth quarter of 2015, earnings from Energy Services were $7.7 million, compared to earnings of $1.5 million in 2014. Excluding the impact of the recently extended tax deductions, which are described below, Energy Services delivered a significant increase in operating earnings in 2015, returning to profitability at $1.2 million compared to an operating loss of ($6.9) million in 2014. Energy Services achieved record revenues of $200 million in 2015, which exceeded 2014’s revenue of $130 million.

At Dec. 31, 2015, the backlog of fixed price signed contracts has increased to $226 million compared to $144 million on Dec. 31, 2014. The company's long-term view of the performance contracting and sustainable infrastructure opportunities remains strong as the national focus on energy conservation and security, renewable energy, and sustainability continues to grow given the

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expected rise in power prices across the country and customer focus on efficiency and clean energy. Expected activity in the federal sector, as well as positive indications in the public sector and sustainable infrastructure business, is reflected in the strong backlog and sales funnel. Consistent with the national focus on energy conservation and efficiency, in the past several years, there has been a provision in the tax code allowing for federal tax deductions related to energy efficiency savings achieved. ESG has reflected the benefit of those deductions in its results in the years where the deductions were available. In Dec. 2015, the tax code section allowing those deductions was retroactively extended through 2016. The impact of these tax deductions on results, net of related expenses, was $6.1 million in 2015 and $3.7 million in 2014.

Coal Mining
Prior to Aug. 29, 2014, Coal Mining owned, and through its contract miners, mined and sold coal to the company’s utility operations and to third parties through its wholly owned subsidiary, Vectren Fuels. On Aug. 29, 2014, the company sold Vectren Fuels. Results from Coal Mining for the year ended Dec. 31, 2014, inclusive of the loss on sale, were a loss of ($21.1) million.

Use of Non-GAAP Measures

Results Excluding Coal Mining
This earnings release contains non-GAAP financial measures that exclude the 2014 results related to Coal Mining.

Management uses consolidated net income, consolidated earnings per share, and Nonutility Group net income (loss), excluding the results from Coal Mining in 2014, to evaluate its results. Coal Mining results that are excluded from the GAAP measures are inclusive of holding company costs (corporate allocations, interest and taxes). Management believes analyzing underlying and ongoing business trends is aided by the removal of Coal Mining results and the rationale for using such non-GAAP measures is that the company has now exited the coal mining business. Management believes this presentation provides the best representation of the overall results of the ongoing operations.

A material limitation associated with the use of these measures is that measures excluding Coal Mining results do not include all costs recognized in accordance with GAAP. Management compensates for this limitation by prominently displaying a reconciliation of these non-GAAP performance measures to their closest GAAP performance measures. This display also provides financial statement users the option of analyzing results as management does or by analyzing GAAP results.

The following table reconciles consolidated net income, consolidated basic EPS, and Nonutility Group net income to those results excluding Coal Mining results in 2014.

	Twelve Months Ended December 31, 2014
(in Millions, except EPS)	GAAP Measure	Exclude Coal Mining Losses	Non-GAAP Measure
Consolidated
Net Income	$166.9	$21.1	$188.0
Basic EPS	$2.02	$0.26	$2.28
Nonutility Group Net Income	$18.0	$21.1	$39.1

Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on Feb. 23, 2016
Vectren’s financial analyst call will be at 2:00 p.m. (EST), Feb. 23, 2016, at which time management will discuss 2015 financial results and 2016 outlook. To participate in the call, analysts are asked to dial 1-888-317-6016 10 minutes prior to the start time and refer to the “Vectren Corporation 2015 Year-End Earnings Call”. All interested parties may listen to the live webcast accompanied by a slide presentation at www.vectren.com. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

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About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. through Infrastructure Services and Energy Services. To learn more about Vectren, visit www.vectren.com.

Forward-Looking Information

A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in Management’s Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

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Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints.

•
New legislation, litigation and government regulation, such as changes in or additions to tax laws or rates, pipeline safety regulation and environmental laws, including laws governing air emissions, including carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact the continued operation, and/or cost recovery of our generation plants and related assets. These compliance costs could substantially change the nature of the Company’s generation fleet.

•
Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber attacks, or other similar occurrences could adversely affect the company's facilities, operations, financial condition, results of operations, and reputation.

•	Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy.

•
Regulatory factors such as unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, interpretation of regulatory-related legislation by the IURC and/or PUCO and appellate courts that review decisions issued by the agencies, and the frequency and timing of rate increases.

•
Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight.

•	Economic conditions including the effects of inflation rates, commodity prices, and monetary fluctuations.

•
Economic conditions surrounding the current economic uncertainty, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; economic impacts of changes in business strategy on both gas and electric large customers; lower residential and commercial customer counts; higher operating expenses; and further reductions in the value of certain nonutility investments.

•	Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense.

•	Volatile oil prices and the potential impact on customer consumption and price of other fuel commodities.

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•
Direct or indirect effects on the company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries.

•
The performance of projects undertaken by the company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the company’s Infrastructure Services, Energy Services, and remaining ProLiance Holdings assets.

•
Factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume of contracted work; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction.

•
Factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; risks associated with projects owned or operated; failure to appropriately design, construct, or operate projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions.

•	Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness.

•
Risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions.

•
Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws.

The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.

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